Exhibit 99.1

IRADIMED CORPORATION Announces Second Quarter 2017 Financial Results

•                  Reports second quarter 2017 revenue of $5.5 million

•                  Reports second quarter 2017 GAAP diluted EPS of $0.03 and non-GAAP diluted EPS of $0.06

Winter Springs, Florida, July 28, 2017 — IRADIMED CORPORATION (NASDAQ:IRMD), a leader in the development of innovative magnetic resonance imaging (MRI) medical devices and the only known provider of non-magnetic intravenous (IV) infusion pump systems that are designed to be safe for use during MRI procedures, today announced financial results for the three and six months ended June 30, 2017.

For the second quarter ended June 30, 2017, the Company reported revenue of $5.5 million compared to $9.9 million for the second quarter 2016. Net income was $0.4 million, or $0.03 per diluted share, compared to net income of $2.2 million, or $0.19 per diluted share for the second quarter 2016. Gross profit margin was 77.7%, compared to 82.4% for the second quarter 2016. Domestic sales were 87.7% of total revenue, compared to 91.1% for the second quarter 2016. Revenue for the second quarter ended June 30, 2017 included $0.4 million in sales of our patient vital signs monitoring systems to international customers.

Non-GAAP net income was $0.7 million for the quarter ended June 30, 2017, compared to non-GAAP net income of $2.9 million for the second quarter 2016. Non-GAAP earnings per diluted share was $0.06, compared to $0.24 for the second quarter 2016. Free cash flow was $0.1 million, compared to $1.1 million for the second quarter 2016.

For the six months ended June 30, 2017, the Company reported revenue of $10.7 million compared to $18.8 million for the same period in 2016. Net income was $0.1 million, or $0.01 per diluted share, compared to net income of $4.5 million, or $0.37 per diluted share for the same period in 2016. Gross profit margin was 75.5%, compared to 81.7% for the same period in 2016. Domestic sales were 85.7% of total revenue, compared to 89.6% for the same period in 2016. Revenue for the six months ended June 30, 2017 included $0.8 million in sales of our patient vital signs monitoring systems to international customers.

Non-GAAP net income was $0.7 million for the six months ended June 30, 2017, compared to non-GAAP net income of $5.5 million for the same period in 2016. Non-GAAP earnings per diluted share was $0.06 for the six months ended June 30, 2017, compared to $0.45 for the same period in 2016. Free cash flow was $(0.3) million for the six months ended June 30, 2017, compared to $3.3 million for the same period in 2016.

As of June 30, 2017, the Company had cash, cash equivalents and investments of $23.8 million. During the three and six months ended June 30, 2017, the Company repurchased $1.6 million of its common stock.

“I am pleased with our second quarter results. While we are comparing against our highest ever reported quarterly revenue in the second quarter 2016, second quarter 2017 revenue was up 7% over the first quarter and both GAAP and non-GAAP earnings came in above our estimates. Bookings of our IV pumps were strong during the second quarter exceeding our expectations and we look to carry this momentum into the second half of the year,” said Roger Susi, President and Chief Executive Officer of the Company.

“Additionally, we continue to see a positive reaction to our patient vital signs monitoring system from our international customers. Earlier this month, we re-submitted the 510(k) application to FDA for our patient monitor and we are now looking forward to a timely clearance. As we have stated previously, we are planning to launch U.S. sales of the monitor in the fourth quarter, if FDA clearance is received by that time. We anticipate that our U.S. customers will have a similar positive reaction to the monitor as our international customers have had, building our confidence in a successful U.S. launch,” said Susi.

Financial Guidance

For the third quarter 2017, the Company expects revenue of approximately $5.5 million to $5.6 million, GAAP earnings per share of $(0.01) to $0.00 and non-GAAP diluted earnings per share of $0.02 to $0.03.

The Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax, and a one-time charge to earnings, net of tax, related to the modification of the underwriters’ warrants on July 17, 2017 as announced in an 8-K filed with the Securities and Exchange Commission on July 21, 2017. The Company expects stock-based compensation expense net of tax to be approximately $0.3 million and $1.2 million for the third quarter and full year 2017, respectively. The Company also expects the one-time charge related to the modification of the underwriters’ warrants, net of tax to be approximately $0.2 million for the third quarter and full year 2017.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period. We calculate free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders via share repurchases. Infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, July 28, 2017. Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 56257952.

The conference call will also be available real-time via the internet at www.iradimed.com/en-us/investors/index.php and selecting Events & Presentation. A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in the development of innovative MRI compatible medical devices. We are the only known provider of non-magnetic intravenous (IV) infusion pump systems that are specifically designed to be safe for use during magnetic resonance imaging (MRI) procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency (RF) interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely-designed non-ferrous parts and other special features in order to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe and dependable fluid delivery before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated in order to remain immobile during an MRI scan.

Our 3880 MRI compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features in order to safely and accurately monitor a patient’s vital signs during various MRI procedures. The IRADIMED 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room, including in very close proximity to the MRI scanner bore. The IRADIMED 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit, to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the IRADIMED 3880 include: wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The IRADIMED 3880 MRI compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians. Our 3880 MRI compatible patient vital signs monitoring system is currently available to international customers. Once we receive FDA 510(k) clearance, the 3880 will be available to U.S. customers. We currently anticipate commencing marketing the 3880 to U.S. customers in the fourth quarter of 2017.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to receive FDA 510(k) clearance for its MRI compatible patient vital signs monitoring system; unexpected costs, delays or diversion of management’s attention associated with its MRI compatible patient vital signs monitoring system 510(k) submission; implement successful sales techniques for existing and future products; evaluate the effectiveness of its sales techniques; additional actions by or requests from the FDA; our significant reliance on a single product; unexpected costs, expenses and diversion of management attention resulting from the FDA warning letter; potential disruptions in our limited supply chain for our products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,800,617	$17,713,871
Accounts receivable, net	3,787,528	3,775,699
Investments	7,024,047	7,965,521
Inventory, net	4,259,769	3,886,590
Prepaid expenses and other current assets	300,532	362,900
Prepaid income taxes	811,985	151,820
Total current assets	32,984,478	33,856,401
Property and equipment, net	1,709,526	1,456,149
Intangible assets, net	886,726	918,712
Deferred income taxes	1,083,748	789,402
Other assets	179,366	173,820
Total assets	$36,843,844	$37,194,484
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$736,888	$1,120,830
Accrued payroll and benefits	1,102,069	1,035,266
Other accrued taxes	87,565	119,094
Warranty reserve	39,893	40,905
Deferred revenue	1,544,955	1,033,146
Other current liability	120,634	120,634
Accrued income taxes	—	192,006
Total current liabilities	3,632,004	3,661,881
Deferred revenue	1,915,135	1,643,478
Total liabilities	5,547,139	5,305,359
Stockholders’ equity:
Common stock	1,076	1,072
Additional paid-in capital	12,895,637	12,055,188
Retained earnings	19,979,514	19,869,714
Treasury stock	(1,553,193)	—
Accumulated other comprehensive loss	(26,329)	(36,849)
Total stockholders’ equity	31,296,705	31,889,125
Total liabilities and stockholders’ equity	$36,843,844	$37,194,484

IRADIMED CORPORATION,

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$5,524,364	$9,868,905	$10,686,924	$18,833,058
Cost of revenue	1,234,314	1,739,067	2,621,932	3,444,864
Gross profit	4,290,050	8,129,838	8,064,992	15,388,194
Operating expenses:
General and administrative	2,189,925	3,088,205	4,297,182	5,347,927
Sales and marketing	1,323,539	1,409,758	2,688,315	2,692,807
Research and development	449,011	291,822	990,301	526,157
Total operating expenses	3,962,475	4,789,785	7,975,798	8,566,891
Income from operations	327,575	3,340,053	89,194	6,821,303
Other income (expense), net	21,138	(4,669)	50,662	27,109
Income before provision for income taxes	348,713	3,335,384	139,856	6,848,412
Provision for income tax (benefit) expense	(8,360)	1,104,133	16,123	2,335,150
Net income	$357,073	$2,231,251	$123,733	$4,513,262

Net income per share:
Basic	$0.03	$0.21	$0.01	$0.41
Diluted	$0.03	$0.19	$0.01	$0.37
Weighted average shares outstanding:
Basic	10,687,746	10,778,673	10,714,215	10,937,311
Diluted	11,727,473	11,966,289	11,764,747	12,138,856

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2017	2016
Operating activities:
Net income	$123,733	$4,513,262
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	(6,611)	33,548
Provision for excess and obsolete inventory	(12,634)	86,610
Depreciation and amortization	199,023	122,744
Write-off of non-trade accounts receivable	205,444	—
Excess tax benefit on the exercise of stock options	—	(266,094)
Stock-based compensation	821,803	1,595,589
Loss on maturities of investments	6,520	46,753
Changes in operating assets and liabilities:
Accounts receivable	(210,662)	(1,959,411)
Inventory	(335,619)	(649,766)
Prepaid expenses and other current assets	58,750	68,582
Other assets	(1,928)	(30,793)
Deferred income taxes	(297,619)	(614,295)
Accounts payable	(408,868)	175,350
Accrued payroll and benefits	66,803	(232,211)
Other accrued taxes	(31,529)	(10,194)
Warranty reserve	(1,012)	2,001
Deferred revenue	783,466	487,827
Other current liability	—	108,317
Accrued income taxes, net of prepaid income taxes	(852,171)	284,051
Net cash provided by operating activities	106,889	3,761,870
Investing activities:
Purchases of investments	(1,321,257)	(2,762,917)
Proceeds from maturities of investments	2,270,004	2,303,092
Purchases of property and equipment	(411,200)	(424,047)
Capitalized intangible assets	(9,214)	(567,137)
Net cash provided by (used in) investing activities	528,333	(1,451,009)
Financing activities:
Proceeds from stock option exercises	49,459	90,257
Income tax benefits credited to equity	—	266,094
Taxes paid related to net share settlement of equity awards	(44,742)	—
Purchases of treasury stock	(1,553,193)	(9,969,468)
Net cash used in financing activities	(1,548,476)	(9,613,117)
Net decrease in cash and cash equivalents	(913,254)	(7,302,256)
Cash and cash equivalents, beginning of period	17,713,871	19,368,114
Cash and cash equivalents, end of period	$16,800,617	$12,065,858

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$357,073	$2,231,251	$123,733	$4,513,262
Excluding:
Stock-based compensation expense, net of tax expense	295,277	663,050	545,221	937,863
Non-GAAP net income	$652,350	$2,894,301	$668,954	$5,451,125
Weighted-average shares outstanding — diluted	11,727,473	11,966,289	11,764,747	12,138,856
Non-GAAP net income per share — diluted	$0.06	$0.24	$0.06	$0.45

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$291,534	$1,330,017	$106,889	$3,761,870
Less:
Purchases of property and equipment	170,800	224,709	411,200	424,047
Free cash flow	$120,734	$1,105,308	$(304,311)	$3,337,823

Media Contact:

Chris Scott

Chief Financial Officer

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com